Calculation of Filing Fee Tables
S-4
MiniMed Group, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	Other	252,813,348		$ 5,313,261,120.09	0.0001381	$ 733,761.36
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 5,313,261,120.09		$ 733,761.36
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 733,761.36
Offering Note
[1]	(a) Represents (i) up to 225,361,295 shares of common stock, par value $0.01 per share (MiniMed Common Stock), of MiniMed Group, Inc., a Delaware corporation (MiniMed), being offered in exchange for outstanding ordinary shares, par value $0.0001 per share (Medtronic Ordinary Shares), of Medtronic plc, an Irish public limited company (Medtronic), pursuant to the exchange offer (the Exchange Offer) described in the prospectus forming a part of the registration statement filed by MiniMed on Form S-4, with which this exhibit is filed, plus (ii) if the Exchange Offer is oversubscribed, up to an additional 27,452,053 shares of MiniMed Common Stock that may be exchanged by Medtronic in the Exchange Offer pursuant to Rule 13e-4(f)(1)(ii) and Rule 14e-1(b) under the Securities Exchange Act of 1934, as amended. (b) This maximum aggregate offering price assumes the acquisition of up to 57,986,043 Medtronic Ordinary Shares by Medtronic in exchange for up to 252,813,348 shares of MiniMed Common Stock. This maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f) under the Securities Act of 1933, as amended, is based on the product of (i) $91.63, the average of the high and low prices of Medtronic Ordinary Shares as reported on the New York Stock Exchange (the NYSE) on September 11, 2026, and (ii) 57,986,043, the maximum number of Medtronic Ordinary Shares to be acquired in the Exchange Offer (based on the indicative exchange ratio of 4.3599 shares of MiniMed Common Stock per Medtronic Ordinary Share in effect following the close of trading on the NYSE and The Nasdaq Global Select Market on September 11, 2026, based on the daily volume-weighted average prices of Medtronic Ordinary Shares and MiniMed Common Stock on September 9, September 10 and September 11, 2026).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date